UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2019
GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA (Address of principal executive offices)		02140 (Zip Code)
(Registrant’s telephone number, including area code): (617) 876-8191
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02    Results of Operations and Financial Condition.

On February 28, 2019, Genocea Biosciences, Inc. (the “Company”) announced its financial results for the fiscal 2018 fourth quarter and the full fiscal year ended December 31, 2018. A full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, Genocea Biosciences, Inc. announced the appointment of Diantha Duvall, age 47, as Chief Financial Officer, effective March 5, 2019. Ms. Duvall will also be designated as the Company’s Principal Financial Officer and Principal Accounting Officer.

Prior to her appointment as Chief Financial Officer, Ms. Duvall was Vice President, Controller and Chief Accounting Officer at Bioverativ, Inc. (2017-2019). Prior to that, she worked at Biogen Inc., serving as Global Commercial Controller (2016-2017) and U.S. Commercial Controller (2015-2016). She also held a number of positions at Merck and Co. (2009-2015).  Her experiences at Merck spanned roles in venture investment, business development, joint ventures, and alliances, as well as operational controls and technical accounting. She also has extensive experience in SEC reporting, Sarbanes Oxley compliance, transaction support and risk management, having held multiple health industries positions within PricewaterhouseCoopers (1996-2009). Ms. Duvall has a Master of Science in Accounting and Master of Business Administration from Northeastern University and a Bachelor of Arts from Colby College.
In connection with Ms. Duvall’s appointment, the Company entered into a letter agreement (the “Agreement”) with Ms. Duvall governing the terms of Ms. Duvall’s employment for an indefinite term.  This Agreement became effective on March 5, 2019, the first day of Ms. Duvall’s employment with the Company. Under the Agreement, Ms. Duvall will receive an initial annual base salary of $360,000 and is eligible for an annual bonus target of 40% of her base salary. In addition, pursuant to the terms of the Agreement and the Company’s Amended and Restated 2014 Equity Incentive Plan, the Company granted Ms. Duvall an award of stock options to purchase 475,000 shares of the Company’s common stock. The options have a term of ten years and will have an exercise price equal to the closing price of the Company’s common stock as reported by the NASDAQ Capital Market on March 5, 2019. The options are scheduled to vest as to 25% of the shares on the first anniversary of the date that Ms. Duvall's appointment becomes effective (March 5, 2019) and, thereafter, in ratable monthly installments for 36 months. Vesting of the award is subject to Ms. Duvall’s continued service with the Company through the relevant date.

Upon execution and effectiveness of a release of claims, Ms. Duvall will be entitled to severance payments if the Company terminates her employment without cause or Ms. Duvall terminates her employment for good reason, each as defined in the Agreement.

In connection with the execution of the Agreement, Ms. Duvall has entered into a Confidential Information and Invention Assignment Agreement with the Company.

A press release announcing Ms. Duvall’s employment is filed as Exhibit 99.1 hereto.

The foregoing summary of the Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Genocea Biosciences, Inc. on February 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ WILLIAM D.CLARK
William D. Clark
President and Chief Executive Officer and Director (Principal Executive Officer)

Date: February 28, 2019